Exhibit 10.2

Addendum No. 2

This Addendum No. 2 dated the 1st day of November 2023, shall amend that certain Share Exchange Agreement originally dated July 1, 2023 (the “Agreement”), as amended September 1, 2023 (“Addendum No. 1”) by and between ADAMANT DRI PROCESSING AND MINERALS GROUP (“ADMG”), PARKS AMUSEMENTS LLC (“PARKS”) AND THE MEMBERS OF PARKS AMUSEMENTS LLC (individually “Member” and collectively “Members”), each of which is individually referred to as “Party” and collectively as the “Parties”.

WHEREAS, subsequent to the signing of the Agreement the Parties agreed to amend the Agreement, and thereafter on September 1, 2023, executed Addendum No. 1 amending Article I – Sale and Purchase of Shares, subheading Closing: Effective Time, in order to set the Effective Time as September 1, 2023; and

WHEREAS, the Parties further agreed, pursuant to Addendum No 1 to strike Article V – Termination, Amendment and Waiver, subheading Termination, Item 2 in its entirety; and

WHEREAS, the Parties have been unable to close the Agreement on the Effective Time as set out in Addendum No. 1 due to the inability to transfer the Membership Units to ADMG until such time as the members of PARKS can execute all required paperwork and file with the State of Missouri any documents required to effect the transfer of the Membership Units to ADMG; and

WHEREAS, the Parties wish to further amend the signatories to each of the Agreement and Addendum No. 1 to accurately reflect the membership interests held by each Member; and

WHEREAS, the Parties have further agreed that prior to the Closing an audit of the financial results of PARKS for the two most recently completed fiscal years and applicable stub period shall have been completed by an Independent Registered Public Accounting firm; and

WHEREAS, in connection with Amendment No. 1 ADMG issued the ADMG Shares to the Members and now wish to provide for the ADMG Shares to be held in escrow pursuant to the Closing of the Agreement;

Notwithstanding anything contained in the Agreement to the contrary, the provisions set forth below will be deemed to be a part of the Agreement and shall supersede any contrary provision in the Agreement. All references in the Agreement and in this Addendum shall be construed to mean the Agreement as amended and supplemented by this Addendum. Any inconsistency between the Agreement and this Addendum shall be resolved in favour of the provisions of this Addendum.

1.	Defined Terms: All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Agreement;

2.	Modification of the Agreement:

Article I – Sale and Purchase of Shares, subheading Closing: Effective Time and language thereafter is replaced in its entirety with the following:

“Closing: Effective Time. The closing of the Transaction (the “Closing”) shall take place at such location at such time as the parties may so agree, but no later than December 31, 2023, unless further extended; and provided that (i) the membership units of PARKS have been effectively transferred to ADMG in accordance with applicable rules in the State of Missouri and any and all required state files have been completed by PARKS; AND (ii) an audit of the financial results of PARKS for the two most recently completed fiscal years and applicable stub period have been completed by an Independent Registered Public Accounting firm (the “Effective Time”).”

Article V – Termination, Amendment and Waiver, subheading Termination, Item 2 of the Agreement, shall be struck in its entirety.

The Signature Page of the Agreement shall be amended to reflect ownership of the Membership Units as follows, which accurately reflects the current ownership of the Membership Units of PARKS:

“Nicholas Parks -3,200,000 Membership Units

Brooke Parks – 3,200,000 Membership Units

5 Parts Investments, LLC – 600,000 Membership Units”

Schedule A to the Agreement shall be amended to state as follows:

“70,000,000 Shares of ADMG Unregistered, Restricted Common stock in exchange for 7,000,000 Membership Units held by Nicholas A Parks (3,200,000 Membership Units) Brooke Parks (3,200,000 Membership Units) and 5 Parts Investments LLC (600,000 Membership Units)”.

3.	Effect to Amendment: Except as expressively modified in this Addendum, all terms, conditions and covenants set forth in the Agreement shall remain in full force and effect among the Parties.

4.	Amendment: This Addendum may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

5.	Governing Law: This Addendum shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

6.	Counterparts: This Addendum maybe executed in any number of counterparts, each of which shall be an original but all of which together, shall constitute one instrument. A facsimile or other electronic transmission of this signed Addendum shall be legal and binding on all parties hereto.

This Addendum No. 2 shall be appended to and form a part of the Agreement and shall become effective on November 1, 2023.

IN WITNESS WHEREOF, each of the undersigned has caused this Addendum No. 2 to be duly executed and delivered as of the dates noted below.

FOR: Adamant DRI Processing and Mineral Group		FOR: Parks Amusements LLC.

	/s/ Larry L. Eastland		/s/ Nicholas A. Parks
By:	Larry L. Eastland, Ph.D.	By:	Nicholas A. Parks
ITS:	Director	ITS:	Managing Member
DATE:	November 1, 2023	DATE:	November 1, 2023

FOR: 5 Parts Investments, LLC, Member		FOR: Nicholas A Parks, Member

	/s/ Brant Bukowsky		/s/ Nicholas A. Parks
By:	Brant Bukowsky, Managing Member	By:	Nicholas A. Parks
600,000 Membership Units		3,200,000 Membership Units
DATE: November 1, 2023		DATE: November 1, 2023

FOR: Brooke Parks, Member

/s/ Brooke Parks
By:	Brooke Parks
3,200,000 Membership Units
Date: November 1, 2023